Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-120701 on Form S-8 of our report dated March 28, 2005, related to the consolidated balance sheet of Thomas Properties Group, Inc. (the “Company”) and the combined balance sheet of Thomas Properties Group, Inc. Predecessor (“TPGI Predecessor”), as defined in Note 1 to the Company’s consolidated financial statements, as of December 31, 2004 and 2003, respectively, and the related consolidated statements of operations, stockholders’ equity and cash flows of the Company for the period from October 13, 2004 (commencement of operations) through December 31, 2004, the related combined statements of operations, owners’ deficit and cash flows of TPGI Predecessor for the period from January 1, 2004 through October 12, 2004 and the years ended December 31, 2003 and 2002, and the financial statement schedules, appearing in this Annual Report on Form 10-K of Thomas Properties Group, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Los Angeles, California

March 28, 2005